Exhibit 10.1

AMENDED AND RESTATED

SHAREHOLDERS’ AGREEMENT

BY AND AMONG

TPG PARTNERS V, L.P.

TPG FOF V-A, L.P.

TPG FOF V-B, L.P.

TPG PARTNERS VI, L.P.

TPG FOF VI SPV, L.P.

TPG BIOTECHNOLOGY PARTNERS III, L.P.

TPG ICEBERG CO-INVEST LLC

CPP INVESTMENT BOARD PRIVATE HOLDINGS INC.

GREEN EQUITY INVESTORS V, L.P.

GREEN EQUITY INVESTORS SIDE V, L.P.

LGP ICEBERG CO-INVEST, LLC

AND

IMS HEALTH HOLDINGS, INC.

DATED AS OF [—], 2014

i

Exhibit 1- Form of Indemnification Agreement

ii

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of [—], 2014, is made by and among TPG, CPPIB and LGP (each as defined herein) (collectively, the “Sponsors”) and IMS Health Holdings, Inc. (the “Company”).

RECITALS

WHEREAS, on February 26, 2010, the Sponsors, the Company and certain subsidiaries of the Company entered into a Shareholders’ Agreement (the “Prior Agreement”);

WHEREAS, on the date hereof, the Company is consummating an initial public offering (the “IPO”) of its shares of common stock pursuant to an underwriting agreement dated [—], 2014; and

WHEREAS, on the date hereof, the parties hereto desire to amend and restate the Prior Agreement in order to set forth their agreement with respect to governance, registration rights and certain other matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“1-Year Unaffiliated Director” has the meaning set forth in Section 3.1(a).

“90-Day Unaffiliated Director” has the meaning set forth in Section 3.1(a).

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that no Shareholder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement.

“Affiliated Officer” means an officer of the Company affiliated with any of TPG, CPPIB or LGP.

“Agreement” has the meaning set forth in the preamble.

“Articles” means the certificate of incorporation and by-laws of the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Chief Executive Officer” means the chief executive officer of the Company then in office.

“Company” has the meaning set forth in the preamble.

“Company Shares” means the shares of common stock or other equity securities of the Company, and any securities into which such shares of common stock or other equity securities shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of common stock or other equity securities.

“Confidential Information” has the meaning set forth in Section 3.3.

“Coordination Agreement” has the meaning set forth in Section 5.1(a).

“CPPIB” means CPP Investment Board Private Holdings Inc. and each of its Affiliates that is or becomes a Shareholder hereunder.

“CPPIB Director” has the meaning set forth in Section 3.1(a).

“CPPIB Supplemental Director” has the meaning set forth in Section 3.1(c)(ii).

“Demand Notice” has the meaning set forth in Section 4.1(e).

“Demand Period” has the meaning set forth in Section 4.1(d).

“Demand Registration” has the meaning set forth in Section 4.1(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 4.1(a)(ii).

“Demand Suspension” has the meaning set forth in Section 4.1(f).

“Demanding Holder” means any Sponsor Demand Holder that exercises a right to demand Registration pursuant to Article IV.

“Effectiveness Date” means the date on which Holders are no longer subject to any lock-up in connection with the Company’s IPO.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Fund Indemnitor” has the meaning set forth in Section 3.1(l).

“GEI V” means Green Equity Investors V, L.P.

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Section 5.1.

“Indemnification Agreement” means an Indemnification Agreement in the form of Exhibit 1 hereto.

“Indemnitee” has the meaning set forth in Section 3.1(l).

“Initial Share Ownership” means, with respect to each Sponsor, the number of Company Shares held by such Sponsor immediately following the closing of the IPO (including any additional closing pursuant to the underwriters’ over-allotment option).

“IPO” has the meaning set forth in the recitals.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Issuer Public Sale” has the meaning set forth in Section 4.3(a).

“LGP” means, collectively, Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and LGP Iceberg Coinvest, LLC and each of their respective Affiliates that is or becomes a Shareholder hereunder.

“LGP Director” has the meaning set forth in Section 3.1(a).

“Loss” has the meaning set forth in Section 4.9(a).

“Management Registration Rights Agreement” means the Registration and Preemptive Rights Agreement dated as of February 26, 2010, by and among the Company and certain Managers, as the same may be amended from time to time.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States; (ii) the suspension of trading of any class of Registrable Securities by the SEC or any applicable national securities exchange on which such Registrable Securities are listed; (iii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iv) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United

States of a national emergency or war or a material change in national or international financial, political or economic conditions; and (v) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are permitted by law and within such party’s control) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means any individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 4.3(a)

“Piggyback Registration” has the meaning set forth in Section 4.3(a).

“Potential Takedown Participant” has the meaning set forth in Section 4.2(f)(ii).

“Prior Agreement” has the meaning set forth in the preamble.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Qualifying Shareholder” means each of TPG and CPPIB, so long as such Sponsor holds at least twenty-five percent (25%) of the Company Shares held by the Sponsors.

“Registrable Securities” means any Company Shares held by any Holder and any securities held by any Holder that may be issued or distributed or be issuable in respect of Company Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been sold to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or (iii) such Registrable Securities shall have been otherwise Transferred and new certificates for them not bearing a legend restricting Transfer under the Securities Act shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act without volume limitations or any other restrictions.

“Registration” means a registration with the SEC of any Company Shares for offer and sale to the public under a Registration Statement. The terms “Register” and “Registering” shall have correlative meanings.

“Registration Expenses” has the meaning set forth in Section 4.8.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shareholder” means any holder of Company Shares that is or becomes a party to this Agreement from time to time in accordance with the provisions hereof.

“Shelf Notice” has the meaning set forth in Section 4.2(c).

“Shelf Period” has the meaning set forth in Section 4.2(b).

“Shelf Registration” means a Registration effected pursuant to Section 4.2.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 4.2(d).

“Shelf Takedown Request” has the meaning set forth in Section 4.2(f).

“Sponsor” has the meaning set forth in the preamble.

“Sponsor Demand Holder” has the meaning set forth in Section 4.1(a)(i).

“Sponsor Director” means any director designated for nomination by TPG, CPPIB or LGP.

“TPG” means, collectively, TPG Partners V, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P., TPG Partners VI, L.P., TPG FOF VI SPV, L.P., TPG Biotechnology Partners III, L.P. and TPG Iceberg Co-Invest LLC, and each of their respective Affiliates that is or becomes a Shareholder hereunder.

“TPG Director” has the meaning set forth in Section 3.1(a).

“TPG Supplemental Director” has the meaning set forth in Section 3.1(b)(ii).

“Transfer” means, with respect to any Company Shares, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Company Shares, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; and “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning.

“Unaffiliated Director” means a director that meets the independence criteria set forth in Rule 10A-3 under the Exchange Act.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public, including any block sale to a financial institution conducted as an underwritten public offering.

“Underwritten Shelf Takedown” has the meaning set forth in Section 4.2(e).

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

Section 1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 2.1 Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

Section 2.2 Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.

Section 2.3 Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE III

GOVERNANCE

Section 3.1 Board of Directors.

(a) Composition of Initial Board. The Shareholders and the Company shall take all Necessary Action to cause the Board of Directors to be comprised initially of seven (7) directors, (A) two (2) of whom shall be designated by TPG (each, a “TPG Director”), (B) one (1) of whom shall be designated by CPPIB (the “CPPIB Director”), (C) one (1) of whom shall be designated by GEI V (the “LGP Director”), (D) one (1) of whom shall be the Chief Executive Officer, (E) one (1) of whom shall be an Unaffiliated Director (the “Initial Unaffiliated Director”) and (F) one (1) additional director jointly designated by TPG and CPPIB (the “Joint Director”). Within ninety (90) days following the date of this Agreement, the Company and the

Sponsors shall take all Necessary Action to cause the Board of Directors to increase in size by one (1) to eight (8) directors and to fill such vacancy with one (1) Unaffiliated Director (the “90-Day Unaffiliated Director”). Within one year following the date of this Agreement, the Company and the Sponsors shall take all Necessary Action to cause the Board of Directors to increase in size by one (1) to nine (9) directors and to fill such vacancy with one (1) Unaffiliated Director (the “1-Year Unaffiliated Director”). The foregoing directors shall be divided into three classes of directors, each of which directors shall serve for staggered three year-terms as follows:

(1) the class I directors shall include: one (1) TPG Director, the CPPIB Director and the Chief Executive Officer;

(2) the class II directors shall include: one (1) TPG Director, the LGP Director and the 90-Day Unaffiliated Director; and

(3) the class III directors shall include: the Initial Unaffiliated Director, the Joint Director and the 1-Year Unaffiliated Director.

The initial term of the class I directors shall expire immediately following the Company’s 2015 annual meeting of stockholders at which directors are elected. The initial term of the class II directors shall expire immediately following the Company’s 2016 annual meeting of stockholders at which directors are elected. The initial term of the class III directors shall expire immediately following the Company’s 2017 annual meeting at which directors are elected.

(b) TPG Representation.

(i) For so long as TPG holds a number of Company Shares representing at least the percentage of its Initial Share Ownership shown below, the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by TPG that, if elected, will result in TPG having the number of directors serving on the Board of Directors that is shown below.

Percent of Initial Share Ownership	Number of TPG Directors
50% or greater	2
Less than 50% but greater than or equal to 5%	1

(ii) In addition, for so long as TPG holds a number of Company Shares representing at least the percentage of its Initial Share Ownership shown below, upon receiving a written request from TPG, the Company will take all Necessary Action to cause the Board of Directors as soon as practicable to: (a) increase the size of the Board of Directors to permit the inclusion of the number of additional directors shown below on the Board of Directors; and (b) appoint such directors to fill the vacancies created thereby as are specified by TPG. Subject to the Articles, any director so appointed (each, a “TPG Supplemental Director”) shall be assigned to such class of directors to be elected at the annual meeting that is latest to occur of the then-existing classes of directors, unless otherwise agreed by holders of at least sixty-five percent (65%) of the Shares held by the

Sponsors. Thereafter, for so long as TPG holds a number of Company Shares representing at least the percentage of its Initial Share Ownership shown below, in addition to any directors designated in accordance with Section 3.1(b)(i), the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by TPG that, if elected, will result in TPG having the number of TPG Supplemental Directors serving on the Board of Directors that is shown below.

Percent of Initial Share Ownership	Number of TPG Supplemental Directors
50% or greater	2
Less than 50% but greater than or equal to 10%	1

(c) CPPIB Representation.

(i) For so long as CPPIB holds a number of Company Shares representing at least ten percent (10%) of its Initial Share Ownership, the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by CPPIB that, if elected, will result in there being one (1) CPPIB Director serving on the Board of Directors.

(ii) In addition, for so long as CPPIB holds a number of Company Shares representing at least twenty-five percent (25%) of its Initial Share Ownership, upon receiving a written request from CPPIB, the Company will take all Necessary Action to cause the Board of Directors as soon as practicable to: (a) increase the size of the Board of Directors to permit the inclusion of one (1) additional director on the Board of Directors; and (b) appoint such director to fill the vacancy created thereby as is specified by CPPIB. Subject to the Articles, any director so appointed (the “CPPIB Supplemental Director”) shall be assigned to such class of directors to be elected at the annual meeting that is latest to occur of the then-existing classes of directors, unless otherwise agreed by holders of at least sixty-five percent (65%) of the Shares held by the Sponsors. Thereafter, for so long as CPPIB holds a number of Company Shares representing at least twenty-five percent (25%) of its Initial Share Ownership, in addition to any directors designated in accordance with Section 3.1(c)(i), the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by CPPIB that, if elected, will result in CPPIB having one (1) CPPIB Supplemental Director serving on the Board of Directors.

(d) LGP Representation. For so long as LGP holds a number of Company Shares representing at least fifty percent (50%) of its Initial Share Ownership, the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by LGP that, if elected, will result in there being one (1) LGP Director serving on the Board of Directors.

(e) Joint Director Seat. For so long as TPG and CPPIB collectively hold a number of Company Shares representing at least fifty percent (50%) of their collective Initial Share Ownership, the Company shall, and the Sponsors shall take all Necessary Action to, include in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of shareholders at which directors are to be elected that number of individuals designated by TPG and CPPIB jointly that, if elected, will result in there being one (1) Joint Director serving on the Board of Directors.

(f) Decrease in Sponsor Directors. Upon any decrease in the number of directors that a Sponsor is entitled to designate for nomination to the Board of Directors, such Sponsor shall take all Necessary Action to cause the appropriate number of Sponsor Directors to offer to tender resignation. If such resignation is then accepted by the Board of Directors, the Company and the Sponsors shall take all Necessary Action to cause the authorized size of the Board of Directors to be reduced accordingly.

(g) CEO Representation. If the term of the Chief Executive Officer as a director on the Board of Directors is to expire in conjunction with any annual or special meeting of shareholders at which directors are to be elected, the Sponsors agree to take all Necessary Action to cause the Chief Executive Officer to be included in the slate of nominees recommended by the Board of Directors for election.

(h) Vacancies. Except as provided in Section 3.1(f), and subject to the Articles, (i) each Sponsor shall have the exclusive right to remove its designees from the Board, and the Company and the Sponsors shall take all Necessary Action to cause the removal of any such designee at the request of the designating Sponsor and (ii) each Sponsor shall have the exclusive right to designate directors for election to the Board of Directors to fill vacancies created by reason of death, removal or resignation of its designees to the Board of Directors, and the Company and the Sponsors shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by such designating Sponsor as promptly as reasonably practicable; provided, that in the case of the Joint Director, TPG and CPPIB must jointly agree to any such removal and to fill such vacancy. For the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, no Sponsor shall have the right to designate a replacement director, and the Company and the Sponsors shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board of Directors would result in a number of directors designated by such Sponsor in excess of the number of directors that such Sponsor is then entitled to designate for membership on the Board of Directors pursuant to Section 3.1(b), (c) or (d), as applicable.

(i) Additional Unaffiliated Directors. Subject to Sections 3.1(b)(ii) and 3.1(c)(ii), for so long as any Sponsor has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board of Directors shall not exceed nine (9); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations.

(j) Committees. Subject to applicable laws and stock exchange regulations, each of TPG and CPPIB shall have the right to have a representative appointed to serve on each committee of the Board of Directors other than the audit committee for so long as such Sponsor has the right to designate at least one (1) director for election to the Board of Directors and holds at least ten percent (10%) of the outstanding shares of the Company’s common stock. Prior to the Trigger Date (as defined in the Articles), a quorum of each such committee shall consist of a majority of the members of the committee and the presence of at least one TPG Director (unless waived by such TPG Director) and one CPPIB Director (unless waived by such CPPIB Director); provided, however, that if a quorum is not present at the originally scheduled meeting of any such committee due to the absence of a TPG Director or a CPPIB Director, then such meeting shall be adjourned and a notice to the members of such committee of the rescheduled meeting shall be given in accordance with the Company’s bylaws, and if a quorum is not present at the rescheduled meeting due to the absence of a TPG Director (in the event there were no TPG Directors present at such adjourned meeting) or a CPPIB Director (in the event there were no CPPIB Directors present at such adjourned meeting), a quorum shall consist of at least a majority of such committee, whether or not at least one TPG Director (in the event there were no TPG Directors present at such adjourned meeting) or one CPPIB Director (in the event there were no CPPIB Directors present at such adjourned meeting) is present.

(k) Reimbursement of Expenses. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including without limitation travel, lodging and meal expenses.

(l) Indemnification Agreements; D&O Insurance; Indemnification Priority. On or prior to the date of this Agreement the Company shall, and shall cause each IMS Company (as defined in the Indemnification Agreement) to, execute and deliver to each Sponsor Director serving as a director of the Company as of the date hereof an Indemnification Agreement. From and after the date hereof, simultaneously with any person becoming a Sponsor Director the Company shall, and shall cause each IMS Company to, execute and deliver to each such Sponsor Director an Indemnification Agreement dated the date such Sponsor Director becomes a director of the Company. The Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by any of the Sponsors and certain of their respective Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that the Company and its subsidiaries shall be the indemnitors of first resort (i.e., their respective obligations to an Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee shall be secondary) and the obligation of the Company and its subsidiaries to indemnify and advance expenses to an Indemnitee shall be joint and several, and (ii) the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company or any of its subsidiaries, as the case may be, shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company or any of its subsidiaries, as the case may be.

Section 3.2 Voting Agreement. Each Sponsor agrees to cast all votes to which such Sponsor is entitled in respect of its Company Shares, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board of Directors those individuals designated in accordance with this Article III and to otherwise effect the intent of this Article III. Prior to the first date on which the Sponsors cease collectively to beneficially own (directly or indirectly) more than fifty percent (50%) of the Company’s outstanding shares of common stock, each Sponsor agrees not to take action to remove each other’s director nominees from office pursuant to Article V(c) of the Articles unless such removal is for cause.

Section 3.3 Sharing of Information. To the extent permitted by antitrust, competition or any other applicable law, each Shareholder agrees and acknowledges that the directors designated by TPG, CPPIB and LGP may share confidential, non-public information (“Confidential Information”) about the Company and its subsidiaries with TPG, CPPIB and LGP, respectively. Each Shareholder recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each Shareholder covenants and agrees with the Company that it will not (and will cause its respective Affiliates and Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, disclose any Confidential Information known to it, unless (i) such information becomes known to the public through no fault of such Shareholder, (ii) disclosure is required by applicable law, provided that such Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, (iii) such information was available or becomes available to such Shareholder before, on or after the date hereof, without restriction, from a source (other than the Company) without any breach of duty to the Company or (iv) such information was independently developed by the Shareholder or its representatives without the use of the Confidential Information. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit a Shareholder from disclosing Confidential Information to any Affiliate, Representative, limited partner, member or shareholder of such Shareholder; provided, that such Shareholder shall be responsible for any breach of this Section 3.3 by any such person

Section 3.4 Board Composition Following Controlled Company Status. The Company and the Sponsors shall take all Necessary Action to ensure that the composition of the Board of Directors complies with all applicable law and stock exchange rules upon loss of the “controlled company” exemption under applicable stock exchange rules.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1 Demand Registration.

(a) Demand by Holders.

(i) If at any time after the Effectiveness Date, there is no currently effective Shelf Registration Statement on file with the SEC, any of TPG, CPPIB and LGP, in each case so long as it holds Registrable Securities (each, a “Sponsor Demand Holder”), shall have the right to make a written request to the Company for Registration of all or part of the Registrable Securities held by it on (x) Form S-1 or any successor form or any similar long-form registration statement (a “Long-Form Registration”), or (y) Form S-3 or any successor form or any similar short-form registration statement (a “Short-Form Registration”) if the Company is qualified to use such short form. Any such request pursuant to clauses (i) and (ii) of this Section 4.1(a) shall hereinafter be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify (x) the kind and aggregate amount of Registrable Securities to be Registered and (y) the intended methods of disposition thereof.

(ii) As promptly as practicable, the Company shall file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause (a) such Demand Registration Statement to promptly be declared effective under the Securities Act, and (b) the offer and sale of Registrable Securities to be otherwise registered and/or qualified under the “Blue Sky” laws of such jurisdictions as any Holder of Registrable Securities being registered under such Registration Statement or any underwriter, if any, reasonably requests.

(iii) Notwithstanding anything to the contrary herein, no Demand Registration Statement or Shelf Registration Statement shall be required to be effective within one (1) year following the closing of the IPO unless approved by the Sponsors holding, in the aggregate, at least sixty-five percent (65%) of the Company Shares held by the Sponsors.

(b) Limitation on Demand Registrations. Subject to Section 4.1(a), each Sponsor Demand Holder shall have the right to request up to three (3) Long-Form Registrations and an unlimited number of Short-Form Registrations. The Company shall not be obligated to take any action to effect any Demand Registration if a Demand Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days (unless otherwise consented to by the Company’s Board of Directors).

(c) Demand Withdrawal. A Demanding Holder, and any other Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 4.1(e), may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect from a Demanding Holder (or if there is more than one Demanding Holder, from all such Demanding

Holders) with respect to all of the Registrable Securities included by such Demanding Holder(s) in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement and such Registration nonetheless shall be deemed a Demand Registration for purposes of Section 4.1(b) unless (i) the withdrawing Demanding Holder(s) shall have paid or reimbursed the Company for its or their pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the Registration (based on the number of securities the Demanding Holder(s) sought to register, as compared to the total number of securities included in such Demand Registration Statement) or (ii) such withdrawal is made following the occurrence of a Material Adverse Change or because the Registration would require the Company to make an Adverse Disclosure.

(d) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement has become effective and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

(e) Demand Notice. Promptly upon receipt of any request for a Demand Registration (but in no event more than two (2) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to all other Holders of Registrable Securities, and the Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 4.1(e) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.

(f) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) more than once during any twelve (12)-month period or (ii) for a period exceeding thirty (30) days on any one occasion. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the holders may reasonably request. The Company shall, if necessary, supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such Demand Registration Statement.

(g) Underwritten Offering. If a Demanding Holder so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. The participating Sponsor Demand Holders shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and TPG.

(h) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Demanding Holders holding a majority of the Demanding Holders’ Registrable Securities included therein) advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (x) first, allocated pro rata among the Holders that have requested to participate in such Demand Registration (based on the relative number of Registrable Securities requested to be included therein), (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters (or Demanding Holders holding a majority of the Demanding Holders’ Registrable Securities to be included in such Registration, if applicable) can be sold without having such adverse effect.

(i) In the event that a Holder requests to participate in a Registration pursuant to this Section 4.1 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by the Holder.

Section 4.2 Shelf Registration.

(a) Filing. As promptly as practicable following a demand by any Sponsor Demand Holder at any time after the Effectiveness Date, the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of Registrable Securities by any Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act. If on the date of such demand (i) the Company is a WKSI, then the Sponsor Demand Holders may request Registration of an unspecified amount of

Registrable Securities and (ii) the Company is not a WKSI, then the Sponsor Demand Holders shall specify the aggregate amount of Registrable Securities to be registered. If, on the date of any such demand, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 4.1 shall apply instead.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitations or other restrictions on Transfer thereunder (such period of effectiveness, the “Shelf Period”). Subject to Section 4.2(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c) Shelf Notice. Promptly upon receipt of any request to file a Shelf Registration Statement (but in no event more than two (2) Business Days thereafter), the Company shall deliver a written notice (a “Shelf Notice”) of any such request to all other Holders of Registrable Securities. If the Company is not then a WKSI, the Company shall include in such Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Shelf Notice has been delivered. If the Company is then a WKSI, the Company shall include in such Registration an unspecified amount of Registrable Securities.

(d) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt prior written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than one time during any twelve (12)-month period, or (ii) for a period exceeding thirty (30) days on any one occasion. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus or any Issuer Free Writing Prospectuses, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented or any Issuer Free Writing Prospectus as the Holders may reasonably request. The Company shall, if necessary, supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.

(e) Underwritten Offering. If any Sponsor Demand Holder, in consultation with each other Sponsor, so elects, an offering of Registrable Securities under a Shelf Registration Statement shall be in the form of an Underwritten Offering (each such offering, an “Underwritten Shelf Takedown”), and the Company shall amend or supplement the Shelf Registration Statement for such purpose. The participating Sponsor Demand Holders shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and TPG.

(f) Shelf Takedowns.

(i) At any time during which the Company has an effective Shelf Registration Statement with respect to a Sponsor Demand Holders’ Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, such Sponsor Demand Holder may make a written request (a “Shelf Takedown Request”) to the Company to effect an offering of such Registrable Securities, including an Underwritten Shelf Takedown, of all or a portion of such Holder’s Registrable Securities that are covered by such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement for such purpose.

(ii) Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Sponsor Demand Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Sponsor Demand Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown that number of Registrable Securities as each such Holder may request in writing. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Shelf Takedown Notice has been delivered. Each such Holder’s request to participate in an Underwritten Shelf Takedown shall be binding on such Holder; provided, that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Holder of not less than ninety percent (90%) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Holder’s election to participate.

(iii) The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a Demand Registration or an Underwritten Shelf Takedown was consummated within the preceding forty-five (45) days (unless otherwise consented to by the Company’s Board of Directors).

(g) Priority of Securities Sold Pursuant to Shelf Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Shelf Registration advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in an Underwritten Shelf Takedown exceeds the number which can be sold in such Underwritten Shelf Takedown without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be allocated pro rata among the Holders seeking to participate in such Underwritten Shelf Takedown (based on the relative number of Registrable Securities requested to be included in such Underwritten Shelf Takedown), to the extent necessary to reduce the total number of Registrable Securities to be included in such Underwritten Shelf Takedown to the number recommended by the managing underwriter or underwriters.

(h) In the event that a Holder requests to participate in a Registration pursuant to this Section 4.2 in connection with a distribution of Registrable Securities to its partners or members, the Registration shall provide for resale by such partners or members, if requested by the Holder.

Section 4.3 Piggyback Registration.

(a) Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 4.1 or 4.2, (ii) a Registration on Form S-4 or S-8 or any successor form to such Forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement (an “Issuer Public Sale”)), then, as soon as practicable (but in no event less than fifteen (15) days prior to the proposed date of filing such Registration Statement), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing to all the Holders of Registrable Securities, and such notice shall offer the Holders of Registrable Securities the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 4.3(b), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within three (3) Business Days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders of Registrable Securities entitled to request that such Registration be effected as a Demand Registration under Section 4.1, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 4.3(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 4.3(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis. Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided that such request must be made in writing prior to the effectiveness of such Registration Statement.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company or (subject to Section 4.7) any Person (other than a Holder of Registrable Securities) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities requested to be included therein then held by each such Holder and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 4.3 shall be deemed to have been effected pursuant to Sections 4.1 and 4.2 or shall relieve the Company of its obligations under Sections 4.1 or 4.2.

Section 4.4 Black-out Periods.

(a) Black-out Periods for Issuer Public Sales. In the event of an Issuer Public Sale of the Company’s equity securities in an Underwritten Offering, the Holders of Registrable Securities agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Issuer Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, and agree to become bound by and execute and deliver a lock-up agreement with respect to such restrictions, during the period beginning seven (7) days before and ending ninety (90) days (or such lesser periods as may be permitted by the Company or such managing underwriter or underwriters) after, the date of the final Prospectus relating to such Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided that such restrictions shall not apply to (i) securities acquired in the public market subsequent to the Underwritten Offering, (ii) distributions-in-kind to a Holder’s partners or members or (iii) Transfers to Affiliates, but only if such Affiliates agree to be bound by the restrictions herein.

(b) Black-out Period for Demand and Shelf Registrations. In the case of a Registration of Registrable Securities pursuant to Section 4.1 or 4.2 for an Underwritten Offering, the Company and each Holder of Registrable Securities shall, if requested by the Demanding Holders holding a majority of the Demanding Holders’ Registrable Securities to be included in such Registration or the managing underwriter or underwriters, not effect any public sale or distribution of any securities which are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, and, in the case of each such Holder, agree to become bound by and execute and deliver a lock-up agreement with respect to such restrictions, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser periods as may be permitted by such Demanding Holders or such managing underwriter or underwriters) after, the date of the final Prospectus relating to such Underwritten Offering, to the extent timely notified in writing by a Holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms or as part of any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. If requested by such Demanding Holders or such managing underwriter or underwriters, the Company shall use its reasonable best efforts to obtain from each Holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Notwithstanding the foregoing, with respect to Holders of Registrable Securities, the restrictions set forth in this Section 4.4(b) shall not apply to (i) securities acquired in the public market subsequent to the Underwritten Offering, (ii) distributions-in-kind to a Holder’s partners or members or (iii) Transfers to Affiliates, but only if such Affiliates agree to be bound by the restrictions herein. Without limiting the foregoing (but subject to Section 4.7), if after the date hereof the Company grants any Person (other than a Holder of Registrable Securities) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 4.4 as if it were a Holder hereunder).

Section 4.5 Registration Procedures.

(a) In connection with the Company’s Registration obligations under Sections 4.1, 4.2 and 4.3, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel and (y) except in the case of a Registration under Section 4.3, not file any Registration Statement, Prospectus or any Issuer Free Writing Prospectus or amendments or supplements thereto to which the Holders of a majority of Registrable Securities, or any Sponsor with Registrable Securities, covered by such Registration Statement or the underwriters, if any, shall reasonably object;

(ii) as soon as reasonably practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;

(iii) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus or any Issuer Free Writing Prospectus as may be (x) reasonably requested by the Holders of a majority of participating Registrable Securities or by any Sponsor with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iv) notify the participating Holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus, any amendment or supplement to such Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to such Issuer Free Writing Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, such Prospectus, such Issuer Free Writing Prospectus or for additional information (whether before or after the effective date of the Registration Statement), (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) promptly notify each selling Holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

(vii) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Holders of a majority of Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii) furnish to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to each selling Holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto, each Issuer Free Writing Prospectus and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto or Issuer Free Writing Prospectus);

(x) on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 4.1(d) or Section 4.2(b), as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) if requested, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii) if requested, not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv) make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings similar to the offering then being undertaken;

(xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Holders of at least a majority of any Registrable Securities being sold, any participating Sponsor or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xvii) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders of Registrable Securities included in such Registration, a cold comfort letter from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xviii) cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi) use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;

(xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the majority of the Holders of Registrable Securities covered by the applicable Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such

Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided, however, that any such Person gaining access to information regarding the Company pursuant to this Section 4.5(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (v) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (w) disclosure of such information, in the opinion of counsel to such Person, is otherwise required by law, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;

(xxiii) in the case of a marketed Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiv) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxv) take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 4.1, 4.2 or 4.3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxvi) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

(b) To the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(c) The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder of Registrable Securities agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(d) Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.5(a)(v), such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus, as the case may be, contemplated by Section 4.5(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus or such Issuer Free Writing Prospectus or any amendments or supplements thereto and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or such Issuer Free Writing Prospectus contemplated by Section 4.5(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(e) If any Registration Statement or comparable statement under the “Blue Sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any “Blue Sky” or securities law then in force, the deletion of the reference to such Holder.

(f) Holders may seek to register different types of Registrable Securities simultaneously and the Company shall use its reasonable best efforts to effect such Registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

Section 4.6 Underwritten Offerings.

(a) Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Offering requested by Holders of Registrable Securities pursuant to a Registration under Section 4.1 or Section 4.2, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, participating Sponsor Demand Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 4.9. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in underwritten public offerings similar to the applicable Underwritten Offering and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 4.3 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder of Registrable Securities pursuant to Section 4.3 and subject to the provisions of Sections 4.3(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders of Registrable Securities. Any such Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(c) Participation in Underwritten Registrations. Subject to the provisions of Section 4.6(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 4.1 or 4.2, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the participating Sponsor Demand Holders. In addition, in the case of any Underwritten Offering, subject to Section 4.2(f)(ii), each of the Holders may withdraw their request to participate in the Registration pursuant to Section 4.1, 4.2 or 4.3 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 4.7 No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities by this Agreement. Without the consent of the Qualifying Shareholders, the Company shall not enter into any agreement granting registration or similar rights to any Person, and hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement and the Management Registration Rights Agreement.

Section 4.8 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of legal counsel for each Sponsor participating in such Registration, (ix) all fees and expenses of accountants selected by the Holders of a majority of the Registrable Securities being registered, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by issuers, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

Section 4.9 Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or any Issuer Free Writing Prospectus in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Selling Holder of Registrable Securities. Each selling Holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange

Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder pursuant to Section 4.9(d). The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 4.9(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 4.9 is unavailable to an indemnified party (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 4.9) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.9(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 4.9(a) and 4.9(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.9(d), in connection with any Registration Statement filed by the Company, a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 4.9(b). If indemnification is available under this Section 4.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 4.9(a) and 4.9(b) hereof without regard to the provisions of this Section 4.9(d). The remedies provided for in this Section 4.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 4.10 Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 4.11 Termination. The registration rights provided for in this Article IV shall terminate upon the expiration of the Shelf Period, except for the provisions of Sections 4.9 and 4.10, which shall survive any such termination.

Section 4.12 Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed registration statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other registration statements by or at a specified time and the Company has, in lieu of then filing such registration statements or having such registration statements become effective, designated a previously filed or effective registration statement as the relevant registration statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated registration statement.

ARTICLE V

GENERAL PROVISIONS

Section 5.1 Assignment; Benefit.

(a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, that (i) the rights and obligations set forth in Article IV hereof may be assigned by a Sponsor in connection with a Transfer pursuant to Article III of the Coordination Agreement among the Sponsors, dated as of the date hereof (as such agreement may be amended from time to time, the “Coordination Agreement”) or to a Permitted Transferee (as defined in the Coordination Agreement), and (ii) all rights and obligations hereunder may be assigned by a Sponsor to its Permitted Transferees (as defined in the Coordination Agreement); provided that in the event of a partial assignment by a Sponsor, for purposes of the limitation under Section 4.1(b) with respect to the number of Long-Form Registrations that a Sponsor Demand Holder has the right to request, such limitation shall apply to the transferring Sponsor and its assignees collectively such that the transferring Sponsor and its assignees collectively may not request more than three (3) Long-Form Registrations hereunder. As a condition to such assignment, such assignee, if not a Holder, must deliver to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such assignee will be bound by, and will be a party to, this Agreement. Any such assignee may not again assign those rights, other than in accordance with this Section 5.1. Any attempted assignment of rights or obligations in violation of this Section 5.1 shall be null and void.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the indemnitees under Section 4.9 and Sponsor Directors under the first sentence of Section 3.1(l).

Section 5.2 Freedom to Pursue Opportunities. The parties expressly acknowledge and agree that: (i) each Shareholder, Sponsor Director and Affiliated Officer of the Company has the right to, and shall have no duty (contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its subsidiaries, including those deemed to be competing with the Company or any of their subsidiaries, or (y) directly or indirectly do business with any client or customer of the Company or any of its subsidiaries; and (ii) in the event that a Shareholder, Sponsor Director or Affiliated Officer of the Company acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its subsidiaries and such Shareholder or any other Person, the Shareholder, Sponsor Director and Affiliated Officer of the Company shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of their subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company, its subsidiaries or their respective Affiliates or Shareholders for breach of any duty (contractual or otherwise) by reason of the fact that such Shareholder, Sponsor Director or Affiliated Officer, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or any of its subsidiaries.

Section 5.3 Preemptive Rights. Until the Trigger Date (as defined in the Articles), in the event the Company proposes to issue additional Company Shares or other equity securities of the Company or any of its subsidiaries to any of the Sponsors, including any warrants, options or other rights to acquire Company Shares, equity securities of the Company or any of its subsidiaries or debt securities that are convertible into Company Shares or equity securities of the Company or any of its subsidiaries, the Company and each such Sponsor agree to give reasonable notice and opportunity to each other Sponsor to participate in such issuance on a pro rata basis.

Section 5.4 Termination.

(a) Article III shall terminate automatically (without any action by any party hereto) as to each Shareholder upon the later of (i) the time at which such Shareholder no longer has the right to designate an individual for nomination to the Board of Directors under this Agreement and (ii) the time at which the Shareholders cease to hold in aggregate at least fifty percent (50%) of the outstanding shares of the Company’s common stock; provided, that the provisions in Sections 3.1(l), 3.3 and 3.4 shall survive such termination. Article IV of this Agreement shall terminate as set forth in Section 4.11. The remainder of this Agreement shall terminate automatically (without any action by any party hereto) as to each Shareholder when such Shareholder ceases to hold any Company Shares.

Section 5.5 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.6 Entire Agreement; Amendment. (a) This Agreement (together with the Coordination Agreement and the Management Registration Rights Agreement) sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without the express written consent of the Company and the Shareholders holding in aggregate more than fifty percent (50%) of the Company Shares held by the Shareholders; provided that any such amendment, modification or waiver that (i) would be materially adverse in any respect to any Qualifying Shareholder shall require the prior written consent of such Qualifying Shareholder or (ii) would be disproportionately adverse to any Sponsor relative to the Qualifying Shareholders (or, to the extent there are no Qualifying Shareholders, relative to the other Sponsors) shall require the prior written consent of such disproportionately adversely affected Sponsor. Notwithstanding the foregoing, none of (A) the first two sentences of Section 3.1(l) relating to Indemnification Agreements for Sponsor Directors, (B) the definition of Indemnification Agreement and (C) the form of Indemnification Agreement in Exhibit 1 shall be amended in any manner adverse to a Sponsor Director without the express prior written consent of each Sponsor and the Company. Except as set forth above, there are no other agreements with respect to the governance of the Company between any Shareholders or any of their Affiliates.

(b) No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 5.7 Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 5.8 Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery (and such notice shall be deemed to have been duly given, made or delivered (a) on the date received, if delivered by personal hand delivery, (b) on the date received, if delivered by facsimile transmission, by electronic mail or by registered first-class mail prior to 5:00 p.m. prevailing local time on a Business Day, or if delivered after 5:00 p.m. prevailing local time on a Business Day or on other than a Business Day, on the first Business Day thereafter and (c) two (2) Business Days after being sent by air courier guaranteeing overnight delivery), addressed to the Shareholder at the following addresses (or at such other address for a Shareholder as shall be specified by like notice):

if to TPG, to:

TPG Global, LLC

301 Commerce Street

Suite 3300

Fort Worth, Texas 76102

Attention: Ronald Cami

Fax: (415) 743-1501

E-mail:            rcami@tpg.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention:        Alfred O. Rose

                         Amanda McGrady Morrison

Facsimile:       (617) 951-7050

E-mail:            alfred.rose@ropesgray.com

                         amanda.morrison@ropesgray.com

if to CPPIB, to:

c/o Canada Pension Plan Investment Board

One Queen Street East

Suite 2700, P.O. Box 101

Toronto, Ontario M5C 2W5

Canada

Attention: Andre Bourbonnais

Fax: 416-868-8684

E-mail: abourbonnais@cppib.ca

with a copy (which shall not constitute notice) to:

Torys LLP

1114 Avenue of the Americas

23rd Floor

New York, New York 10036

Attention: Stefan P. Stauder

Fax: 212-682-0200

E-mail: spstauder@torys.com

if to LGP, to:

Leonard Green & Partners

11111 Santa Monica Boulevard Suite 2000

Los Angeles, CA 90025

Attention: John Baumer

Fax: 310-954-0404

E-mail: baumer@leonardgreen.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Howard Sobel

Fax: 212-751-4864

E-mail: howard.sobel@lw.com

if to the Company to:

IMS Health Holdings, Inc.

83 Wooster Road

Danbury, Connecticut 06810

Attention: General Counsel

Fax: 203-845-5302

E-mail: Hashman@imshealth.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention:        Alfred O. Rose

                         Amanda McGrady Morrison

Facsimile:       (617) 951-7050

E-mail:            alfred.rose@ropesgray.com

                         amanda.morrison@ropesgray.com

Section 5.9 Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 5.10 Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

Section 5.11 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH SHAREHOLDER WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY SHAREHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company or any Shareholder may file an original counterpart or a copy of this Section 5.11 with any court as written evidence of the consent of the Shareholders to the waiver of their rights to trial by jury.

Section 5.12 Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 5.13 Subsequent Acquisition of Shares. Any equity securities of the Company acquired subsequent to the date hereof by a Shareholder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Company Shares” as such term is used herein for purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

IMS HEALTH HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

TPG PARTNERS VI, L.P.		TPG FOF V-A, L.P.

By:	TPG GenPar VI, L.P., its General Partner	By:	TPG GenPar V, L.P., its General Partner

By:	TPG Advisors VI, Inc., its General Partner	By:	TPG Advisors V, Inc., its General Partner

By:		By:
	Name: Ronald Cami Title: Vice President		Name: Ronald Cami Title: Vice President

TPG PARTNERS V, L.P.		TPG FOF V-B, L.P.

By:	TPG GenPar V, L.P., its General Partner	By:	TPG GenPar V, L.P., its General Partner

By:	TPG Advisors V, Inc., its General Partner	By:	TPG Advisors V, Inc., its General Partner

By:		By:
	Name: Ronald Cami Title: Vice President		Name: Ronald Cami Title: Vice President

TPG BIOTECHNOLOGY PARTNERS III, L.P.		TPG ICEBERG CO-INVEST LLC

By:	TPG Biotechnology GenPar III, L.P.,	By:
its General Partner			Name: Ronald Cami
Title: Vice President
By:	TPG Biotech Advisors III, LLC,
its General Partner

By:
Name: Ronald Cami Title: Vice President

TPG FOF VI SPV, L.P.

By:	TPG Advisors VI, Inc., its General Partner

By:
Name: Ronald Cami Title: Vice President

[Signature Page to Stockholders Agreement]

CPP INVESTMENT BOARD PRIVATE HOLDINGS INC.

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

GREEN EQUITY INVESTORS V, L.P.

By:	GEI CAPITAL V, LLC, its General Partner

By:
Name:
Title:

GREEN EQUITY INVESTORS SIDE V, L.P.

By:	GEI CAPITAL V, LLC, its General Partner

By:
Name:
Title:

LGP ICEBERG COINVEST, LLC

By:

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

Exhibit 1

Form of Indemnification Agreement

[Attached as Exhibit 10.27]